Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland – Vice President, Finance
952-806-1707
Alex Forliti – Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS FOURTH QUARTER REVENUES GREW FIVE PERCENT TO $709 MILLION

-Fourth Quarter Total Same-Store Sales Increased 0.6 Percent-

-Fourth Quarter North American Service Same-Store Sales Increased 3.3 Percent, the Highest Fourth Quarter Increase in Eight Years-

MINNEAPOLIS, July 10, 2008 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported consolidated revenues increased 5.0 percent in the fourth fiscal quarter of 2008 to a record $709 million, compared to $675 million a year ago.  Fiscal year 2008 revenue increased 4.3 percent to $2.7 billion, compared to $2.6 billion a year ago.  Deconsolidation of the beauty schools and the European franchise salon operations reduced revenue in the quarter by approximately $31.5 million and reduced fiscal year revenues by approximately $86.9 million.  Absent the impact of the school and European deconsolidation, consolidated revenues for the quarter and fiscal year would have increased 10.1 and 7.9 percent respectively.  Fourth quarter total same-store sales increased 0.6 percent, falling within the previously issued guidance of 0.5 to 2.5 percent.  Service same-store sales increased 2.6 percent during the fourth quarter.  Fiscal year 2008 same-store sales increased 0.5 percent.

Fourth Quarter Revenues:

	For the Three Months Ended June 30, 2008
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$438,241	$46,953	$16,295	$501,489
Product	160,753	16,799	18,363	195,915
Royalties and fees	10,624	—	1,080	11,704
Total	$609,618	$63,752	$35,738	$709,108

	For the Three Months Ended June 30, 2007
	Salons		Beauty	Hair Restoration
(Dollars in thousands)	North America	International	Schools	Centers	Consolidated
Revenues:
Service	$389,024	$47,277	$18,991	$14,065	$469,357
Product	146,857	19,521	2,254	16,509	185,141
Royalties and fees	10,088	9,396	—	1,339	20,823
Total	$545,969	$76,194	$21,245	$31,913	$675,321

On August 1, 2007, Regis Corporation contributed substantially all of its accredited cosmetology schools to Empire Education Group, Inc.  On January 31, 2008, Regis Corporation merged its continental European franchise salon operations with the Franck Provost Salon Group.

Fourth Quarter Same-Store Sales:

For the Three Months Ended June 30,

	2008			2007
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-0.1%	-5.1%	-0.9%	-0.1%	-1.1%	-0.2%
MasterCuts	5.9	-6.9	3.4	1.1	-6.2	-0.5
Trade Secret	-4.1	-11.0	-10.1	-7.3	-9.4	-9.2
Strip Center Salons	3.6	2.9	3.5	1.6	0.6	1.5
SmartStyle	6.5	-2.1	3.6	2.2	-0.3	1.4
Domestic Same-Store Sales	3.3%	-5.2%	1.0%	1.0%	-4.2%	-0.4%

International Same-Store Sales	-4.6%	-4.3%	-4.5%	-4.9%	5.7%	-1.9%

Hair Restoration Same-Store Sales	3.7%	2.0%	2.8%	8.2%	8.6%	8.3%

Consolidated Same-Store Sales	2.6%	-4.5%	0.6%	0.9%	-2.8%	-0.1%

International same-store sales for the quarter represent the 16-week period ended June 28, 2008 versus the 16-week period ended June 23, 2007.

Fiscal Year Revenues:

	For the 12 Months Ended June 30, 2008
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$1,666,965	$165,379	$61,910	$1,894,254
Product	639,717	67,077	69,159	775,953
Royalties and fees	40,603	23,606	4,513	68,722
Total	$2,347,285	$256,062	$135,582	$2,738,929

	For the 12 Months Ended June 30, 2007
	Salons		Beauty	Hair Restoration
(Dollars in thousands)	North America	International	Schools	Centers	Consolidated
Revenues:
Service	$1,512,287	$151,057	$76,556	$53,902	$1,793,802
Product	614,377	65,675	9,071	63,157	752,280
Royalties and fees	38,766	36,698	—	5,042	80,506
Total	$2,165,430	$253,430	$85,627	$122,101	$2,626,588

Fiscal Year Same-Store Sales:

For the 12 Months Ended June 30,

	2008			2007
	Service	Retail	Total	Service	Retail	Total
Regis Salons	0.7%	0.0%	0.5%	0.2%	-1.4%	-0.1%
MasterCuts	3.5	-6.5	1.5	0.4	-3.0	-0.3
Trade Secret	-6.6	-8.1	-7.9	-3.8	-5.5	-5.3
Strip Center Salons	3.3	0.8	3.0	1.8	0.6	1.6
SmartStyle	3.6	-2.1	1.7	2.7	-1.6	1.2
Domestic Same-Store Sales	2.5%	-3.9%	0.7%	1.3%	-2.9%	0.1%

International Same-Store Sales	-5.1%	-2.7%	-4.3%	-4.0%	7.1%	-0.6%

Hair Restoration Same-Store Sales	5.1%	5.3%	5.2%	7.7%	10.6%	8.7%

Consolidated Same-Store Sales	2.0%	-3.1%	0.5%	1.0%	-1.8%	0.2%

International same-store sales for the year represent the 52-week period ended June 30, 2008 versus the 52-week period ended June 23, 2007.  The company began including Hair Restoration Centers in its same-store sales calculation beginning with the third fiscal quarter of 2007.

Regis Corporation will announce fourth quarter 2008 earnings results on August 20, 2008. A conference call discussing third quarter results will follow at 4:00 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2008, the Company owned, franchised or held ownership interests in over 13,400 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Trade Secret, PureBeauty, BeautyFirst and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group, Inc. and various other salon concepts such as Cool Cuts 4 Kids, and the Beauty Takashi and Beauty Plaza concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a partnership that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including management’s most recent financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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